SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 2/8/10

PURESPECTRUM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-148158

Delaware	41-2233202
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

340 Eisenhower Dr.
Building 600, Suite 610
Savannah, Georgia 31406
(Address of Principal Executive Offices, Including Zip Code)

912-961-4980
(Registrant’s Telephone Number, Including Area Code)

Table of Contents

8-K
ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 3.02 Unregistered Sales of Equity Securities.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES

EX-3.1 (Articles of Incorporations)

EX-4.1 (Instruments defining the rights of security holders)

EX-10.1 (Material contracts)

EX-99.1 (Exhibits not specifically designated by another number and by investment companies)

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 5, 2010 (the “Effective Date”), the Company entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Socius Capital Group, LLC, a Delaware limited liability company,  doing business as Socius Energy Capital Group, LLC (the “Investor”). Pursuant to the Purchase Agreement:

●

The Company agreed to sell, and the Investor agreed to purchase, in one or more purchases from time to time (“Tranches”) in the Company’s sole discretion (subject to the conditions set forth therein), (i) up to 500 shares of Series A Preferred Stock (the “Preferred Shares”) at a purchase price of $10,000 per share, for an aggregate purchase price of up to $5,000,000, and (ii) five-year warrants (“Warrants”) to purchase shares of the Company’s common stock with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the closing bid price of the Company’s common stock on the date the Company provides notice of such Tranche. The Warrants will be issued in replacement of a five-year warrant to purchase 107,142,857 shares of common stock with an exercise price per share of $0.063 the Company issued on the Effective Date.

●	the Company agreed to pay to the Investor a commitment fee of $250,000 (the “Commitment Fee”), at the earlier of the closing of the first Tranche or the six month anniversary of the Effective Date, payable at the Company’s election in cash or common stock valued at 82% of the volume weighted average price of the Company’s common stock on the five trading days preceding the payment date.
●	the Company agreed to use its best efforts to file within 30 days of the Effective Date, and cause to become effective as soon as possible thereafter, a registration statement with the Securities and Exchange Commission for the resale of all shares of common stock issuable pursuant to the Purchase Agreement, including the shares of common stock underlying the Warrants, and shares issuable in payment of the Commitment Fee.
●	On February 5, 2010 the Company filed a certificate of designations for the Series A Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Preferred Shares shall, with respect to dividend, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Company’s common stock, and any other class or series of preferred stock of the Company; and (ii) junior to all existing and future indebtedness of the Company. In addition, the Preferred Shares (a) shall accrue dividends at a rate of 10% per annum, payable in Preferred Shares, (ii) shall not have voting rights, and (iii) may be redeemed at the Company’s option, commencing 4 years from the issuance date at a price per share of (a) $10,000 per share plus accrued but unpaid dividends (the “Series A Liquidation Value”), or, at a price per share of : (x) 127% of the Series A Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series A Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series A Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01.

ITEM 9.01   Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations of Series A Preferred Stock
4.1	Warrant to Purchase Common Stock
10.1	Preferred Stock Purchase Agreement, dated as of February 3, 2010, by and among PureSpectrum, Inc. and Socius Capital Group, LLC, dba Socius Energy Capital Group, LLC
99.1	PureSpectrum, Inc. press release announcing entry into a Preferred Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURESPECTRUM, INC.

By:	/s/ William R. Norton
William R. Norton
Executive Vice President

Dated:	February 8, 2010